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                                                                     Exhibit 2.2


                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

                  THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), dated as of October 26, 2001, by and among Warburg, Pincus Private Equity VIII, L.P., a Delaware limited partnership (the "Purchaser"), MSN Holdings, Inc., a Delaware corporation (the "SELLER).

                  WHEREAS, the Purchaser and the Seller have entered into that certain Agreement and Plan of Merger, dated as of August 20, 2001 (the "ORIGINAL MERGER AGREEMENT"), with MSN Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Purchaser ("ACQUISITION"), and the stockholders of the Seller identified on Schedule I the Original Merger Agreement (the "PRINCIPAL STOCKHOLDERS"), relating to the merger of Acquisition with and into the Seller; and

                  WHEREAS, Purchaser and Seller desire to amend the Original Merger Agreement as set forth herein; and

                  WHEREAS, by executing this Amendment, the Purchaser and the Seller are providing the requisite consent to the amendment of the Original Merger Agreement pursuant to Section 16.9 thereof.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                            EFFECTIVENESS AND EFFECT

                  The provisions set forth in this Amendment shall be deemed to be, and shall be construed as part of, the Original Merger Agreement. All references to the Original Merger Agreement in the Original Merger Agreement or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Original Merger Agreement as amended by this Amendment. Except as amended hereby, the Original Merger Agreement shall remain in full force and effect. This Amendment shall become effective when approved by the Purchaser and the Seller as set forth in Section
16.9 of the Original Merger Agreement.

                                  ARTICLE II.

                              AMENDMENT OF ORIGINAL
                                MERGER AGREEMENT

         SECTION 2.1. RETAINING STOCKHOLDERS.
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                  Schedule II of the Original Merger Agreement is hereby amended and restated to read in its entirety as set forth in Schedule II to this Amendment.

         SECTION 2.2. OPTION PLAN.

                  Section 7.16 of the Original Merger Agreement is hereby and amended and restated in its entirety to read as follows:

                  "7.16 OPTION PLAN. The Seller shall take all actions necessary to cause the Seller's Amended and Restated Option Plan to be amended, in a form reasonably acceptable to the Purchaser, in such a manner as to provide for each option holder to be vested and exercisable immediately prior to the Effective Time in 57.5% of the total gross value of all outstanding options held by such option holder in such a manner that options which were granted first in time shall be accelerated prior to those that were granted later in time."

                                  ARTICLE III.

                                  MISCELLANEOUS

         SECTION 3.1. DEFINED TERMS.

                  Capitalized terms used but not defined in this Amendment are defined in the Original Merger Agreement.

         SECTION 3.2. SEVERABILITY.

                  If any one or more of the provisions of this Amendment is held invalid, illegal or unenforceable, the remaining provisions of this Amendment shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision that comes closest to the intent of the parties.

         SECTION 3.3. HEADINGS.

                  The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

         SECTION 3.4. BINDING EFFECT.

                  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

         SECTION 3.5. GOVERNING LAW; JURISDICTION AND VENUE.

                  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. THE PARTIES HERETO IRREVOCABLY ELECT AS THE SOLE JUDICIAL FORUM FOR THE ADJUDICATION OF ANY MATTERS ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT, AND CONSENT TO THE JURISDICTION OF, THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK.


                                      -2-
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         SECTION 3.6. COUNTERPARTS.

                  This Amendment may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all of the parties.

       [The remaining portion of this page is intentionally left blank.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their duly authorized representative as of the date hereof.

                                        WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By: WARBURG PINCUS & CO., its
                                            general partner


                                        By:  /s/ David J. Wenstrup
                                           --------------------------------
                                            Name:  David J. Wenstrup
                                            Title: Managing Director



                                        MSN HOLDINGS, INC.


                                        By:  /s/ Robert J. Adamson
                                           --------------------------------
                                            Name:  Robert J. Adamson
                                            Title: President






                 [Signature Page to Merger Agreement Amendment]

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                                   SCHEDULE II

                          NAME OF RETAINING STOCKHOLDER
                          -----------------------------

                                 Robert Adamson
                               Edward Albert, Jr.
                          SSP Investment Partners, L.P.
                       Omena Holdings Limited Partnership
                      Omena Investments Limited Partnership
                                Patricia Donohoe
                                  Kevin Little
                     Piper Jaffray Healthcare Fund II, L.P.
                     Piper Jaffray Healthcare Fund III, L.P.
                        RJA Holdings Limited Partnership
                       RJA Management Limited Partnership
                       KSL Investments Limited Partnership
                        KSL Holdings Limited Partnership
                       PGD Investments Limited Partnership
                        PGD Holdings Limited Partnership